EXHIBIT 99.1


                  AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT


         AMENDMENT dated as of August 26, 2002 to the Five-Year Credit Agreement dated as of January 24, 2001 (as amended prior to the Amendment Effective Date referred to below, the "AGREEMENT") among GENERAL MILLS, INC. (the "COMPANY"), SALOMON SMITH BARNEY INC., as Syndication Agent, BARCLAYS BANK PLC and CREDIT SUISSE FIRST BOSTON, as Co-Documentation Agents, the several financial institutions from time to time party thereto (the "BANKS") and JPMORGAN CHASE BANK (successor to The Chase Manhattan Bank), as Administrative Agent (the "AGENT").

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "HEREOF", "HEREUNDER", "HEREIN" and "HEREBY" and each other similar reference and each reference to "THIS AGREEMENT" and each other similar reference contained in the Agreement shall, after the Amendment Effective Date, refer to the Agreement as amended hereby.

         Section 2. AMENDMENTS.

         (a) The definition of Material Subsidiary in Section 1.01 is amended by adding "The Pillsbury Company, a Delaware corporation," after "corporation," in the third line.

         (b) The definition of Ratio of Earnings to Fixed Charges in Section
1.01 is amended by (i) changing the date "May 28, 2000" to "May 27, 2001" and
(ii) adding the following proviso at the end of the first sentence thereof:

         ; PROVIDED further that for any period which includes one or more of the fiscal quarters ended November 25, 2001, February 24, 2002 and May 26, 2002, such computation shall be adjusted to exclude the effect of unusual items in the amounts of $109 million, $39 million and $57 million, respectively, for such fiscal quarters.

         (c) Section 7.06 is amended by (i) changing the date "May 28, 2000" to "May 27, 2001" and (ii) by amending the first sentence to read as follows:

         The Company shall not permit its Ratio of Earnings to Fixed Charges as determined for any period of four (4) consecutive fiscal quarters of the Company to be less than (i) for any such period ending on or prior

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         to May 26, 2002 or on or after May 25, 2003, 2.5 to 1.0; (ii) for any such period ending on August 25, 2002 or November 24, 2002, 2.0 to 1.0 and (iii) for such period ending on February 23, 2003, 2.25 to 1.0.

         Section 3. REPRESENTATIONS OF COMPANY. The Company represents and warrants that (i) the representations and warranties of the Company set forth in
Article 5 of the Agreement will be true on and as of the Amendment Effective Date and (ii) no Default or Event of Default will have occurred and be continuing on such date.

         Section 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         Section 5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date ("AMENDMENT EFFECTIVE DATE") when the Agent shall have received from each of the Company and the Majority Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.


                                       2
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     GENERAL MILLS, INC.


                                     By:   /s/ David VanBenschoten
                                         ---------------------------------------
                                     Name: David VanBenschoten
                                     Title: Vice President and Treasurer


                                     JPMORGAN CHASE BANK,
                                     as Administrative Agent and as a Bank


                                     By:   /s/ B. B. Wuthrich
                                         ---------------------------------------
                                     Name: B. B. Wuthrich
                                     Title: Vice President


                                     BARCLAYS BANK PLC


                                     By:   /s/ L. Peter Yetman
                                         ---------------------------------------
                                     Name: L. Peter Yetman
                                     Title: Director


                                     CREDIT SUISSE FIRST BOSTON


                                     By:   /s/ Karl Studer
                                         ---------------------------------------
                                     Name: Karl Studer
                                     Title: Director

                                     By:   /s/ Karin Zehnder
                                         ---------------------------------------
                                     Name: Karin Zehnder
                                     Title: Assistant Vice President


                                     CITICORP USA, INC.


                                     By:   /s/ Emily Rosenstock Peltz
                                         ---------------------------------------
                                     Name: Emily Rosenstock Peltz
                                     Title: Managing Director

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                                     BANK OF AMERICA, N.A.


                                     By:   /s/ David L. Catherall
                                         ---------------------------------------
                                     Name: David L. Catherall
                                     Title: Vice President


                                     DEUTSCHE BANK AG NEW YORK
                                     BRANCH AND/OR CAYMAN ISLANDS
                                     BRANCH


                                     By:   /s/ William W. McGinty
                                         ---------------------------------------
                                     Name: William W. McGinty
                                     Title: Director

                                     By:   /s/ Thomas A. Foley
                                         ---------------------------------------
                                     Name: Thomas A. Foley
                                     Title: Vice President


                                     UBS, AG STAMFORD BRANCH


                                     By:   /s/ Patricia O'Kicki
                                         ---------------------------------------
                                     Name: Patricia O'Kicki
                                     Title: Director

                                     By:   /s/ Wilfred V. Saint
                                         ---------------------------------------
                                     Name: Wilfred V. Saint
                                     Title: Associate Director


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     CHICAGO BRANCH


                                     By:   /s/ Patrick McCue
                                         ---------------------------------------
                                     Name: Patrick McCue
                                     Title: Vice President & Manager


                                     MIZUHO CORPORATE BANK, LTD. As
                                     Successor to DAI ICHI KANGYO BANK


                                     By:   /s/ Peter L. Chinnici
                                         ---------------------------------------
                                     Name: Peter L. Chinnici
                                     Title: Senior Vice President & Group Head

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                                     CREDIT LYONNAIS CHICAGO BRANCH


                                     By:   /s/ Lee E. Greve
                                         ---------------------------------------
                                     Name: Lee E. Greve
                                     Title: First Vice President


                                     SUNTRUST BANK


                                     By:   /s/ Michael Pugsley
                                         ---------------------------------------
                                     Name: Michael Pugsley
                                     Title: Vice President


                                     WELLS FARGO BANK NATIONAL ASSOCIATION


                                     By:   /s/ Molly S. Van Metre
                                         ---------------------------------------
                                     Name: Molly S. Van Metre
                                     Title: Vice President and Senior Banker

                                     By:   /s/ James D. Heinz
                                         ---------------------------------------
                                     Name: James D. Heinz
                                     Title: Senior Vice President


                                     ABN AMRO BANK, N.V.


                                     By:   /s/ W. Stephen Jones
                                         ---------------------------------------
                                     Name: W. Stephen Jones
                                     Title: Vice President

                                     By:   /s/ Peter J. Hallan
                                         ---------------------------------------
                                     Name: Peter J. Hallan
                                     Title: Vice President


                                     MELLON BANK, N.A.

                                     By:   /s/ Louis E. Flori
                                         ---------------------------------------
                                     Name: Louis E. Flori
                                     Title: Vice President

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                                     U.S. BANK NATIONAL ASSOCIATION


                                     By:   /s/ Karen E. Weathers
                                         ---------------------------------------
                                     Name: Karen E. Weathers
                                     Title: Vice President


                                     WACHOVIA BANK, N.A.


                                     By:   /s/ Paige Mesaros
                                         ---------------------------------------
                                     Name: Paige Mesaros
                                     Title: Vice President


                                     THE BANK OF NEW YORK


                                     By:   /s/ John-Paul Marotta
                                         ---------------------------------------
                                     Name: John-Paul Marotta
                                     Title: Vice President